Exhibit 5.1

JONES DAY
222 East 41st Street
New York, New York 10017

March 22, 2006

Omnicom Group Inc
Omnicom Finance Inc.
Omnicom Capital Inc.
437 Madison Avenue
New York, NY 10022

Re:	Omnicom Group Inc., Omnicom Finance Inc., and Omnicom Capital Inc. — Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as counsel to Omnicom Group Inc. (“OGI”), a New York corporation, Omnicom Finance Inc. (“OFI”), a Delaware corporation, and Omnicom Capital Inc. (“OCI”), a Connecticut corporation (OGI, OFI and OCI, collectively, the “Issuers”), in connection with the registration under the Securities Act of 1933 (the “Securities Act”) of the offer and sale from time to time by the Issuers of senior debt securities (the “Senior Debt Securities”) and by OGI (in such capacity, the “Guarantor”) of its guarantee of OFI’s and OCI’s obligations in respect of the Senior Debt Securities (the “Guarantee”), each as contemplated by the Registration Statement on Form S-3 to which this opinion has been filed as an exhibit (the “Registration Statement”).

        In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary. Based on the foregoing, and subject to limitations, qualifications and assumptions set forth herein, we are of the opinion that:

        1. The Senior Debt Securities, upon receipt by the applicable Issuer of such lawful consideration therefor as such Issuer’s Board of Directors (or a duly authorized committee thereof) may determine, will constitute valid and binding obligations of such Issuer.

        2. The Guarantees, upon receipt by the Guarantor of such lawful consideration as its Board of Directors (or duly authorized committee thereof) may determine, will constitute valid and binding obligations of the Guarantor.

        In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Senior Debt Securities and any related Guarantee thereunder); (ii) a prospectus supplement describing each class and/or series of Senior Debt Securities and any related Guarantee offered pursuant to the Registration Statement, to the extent required by the relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission; (iii) the definitive terms of each class and/or series of Senior

Debt Securities and any related Guarantee will have been established in accordance with the authorizing resolutions of the applicable Issuer’s and the Guarantor’s Board of Directors (or a duly authorized committee thereof), the applicable Issuer’s and the Guarantor’s certificate of incorporation and applicable law; (iv) the applicable Issuer and the Guarantor will issue and deliver the Senior Debt Securities and any related Guarantee in the manner contemplated by the Registration Statement; (v) the resolutions authorizing the issuance, offer and sale of the Senior Debt Securities and any related Guarantee will have been adopted by the applicable Issuer’s and the Guarantor’s Board of Directors and will be in full force and effect at all times at which the Senior Debt Securities and Guarantee are offered or sold; and (vi) the Senior Debt Securities and any related Guarantee will be issued in compliance with applicable federal and state securities laws.

        We have further assumed that: (i) the Senior Debt Securities and any related Guarantee will have been issued pursuant to an indenture that has been duly executed and delivered by the Issuers and the Guarantor and the applicable trustee in a form approved by us, and such indenture will have been qualified under the Trust Indenture Act of 1939 and will be governed by and construed in accordance with New York law; (ii) all terms of the Senior Debt Securities and any related Guarantee not provided for in the applicable indenture will have been established in accordance with the provisions of the applicable indenture and reflected in appropriate documentation approved by us and, if applicable, duly executed and delivered by the Issuers, the Guarantor and, if applicable, the trustee; and (iii) the Senior Debt Securities and any related Guarantee will be duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable indenture.

        Our opinion set forth above is limited subject to (i) applicable bankruptcy, insolvency, reorganization, fraudulent transfer, voidable preference, moratorium or other similar laws, and related judicial doctrines, from time to time in effect affecting creditors’ rights and remedies generally and (ii) general equitable principles, whether such principles are considered in a proceeding at law or in equity.

        The opinions expressed herein are limited to the laws of the State of New York and we express no opinion as to the effect of the laws of any other jurisdiction.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the Prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours, /s/ Jones Day